Exhibit 99.1

OMEGA FLEX,® INC.

260 North Elm Street
Westfield, MA 01085
413-564-5708
www.omegaflex.com

Contact: Kevin R. Hoben
(413) 564-5708

Westfield Massachusetts
August 15, 2005

        INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS — This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Omega Flex to control.

        Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect Omega Flex’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Omega Flex (or entities in which Omega Flex has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

        Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. Omega Flex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Omega Flex, Inc. (the “Company”) today reported its second quarter 2005 results of operations:

EARNINGS DIGEST

OMEGA FLEX, INC. (OFLX) Quarter ended June 30:	2005	2004
Revenues	$15,241,000	$11,040,000
Net Income	1,680,000	1,102,000
Basic earnings per share:	$0.17	$0.13
Diluted earnings per share:	$0.17	$0.11
Basic Shares Outstanding	10,153,633	8,732,125
Diluted Shares Outstanding	10,153,633	10,153,633
Six months ended June 30:
Revenues	$28,492,000	22,127,000
Net income	3,068,000	2,322,000
Basic Earnings per Share:	$0.30	$0.27
Diluted Earnings per Share	$0.30	$0.23
Basic Shares Outstanding	10,153,633	8,732,125
Diluted Shares Outstanding	10,153,633	10,153,633

Kevin R. Hoben, President and C. E. O of the Company, commented as follows:

“We are pleased to issue our first earnings release following our becoming a public company, trading, as of August 1, 2005, on the NASDAQ National Market under the symbol “OFLX”. We are satisfied with the results of operations for this quarter ended June 30, 2005, given that ours is a seasonal business, and this period typically represents a slower part of our fiscal year.”